SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


       Date of Report (Date of earliest event reported) November 10,1997
       -----------------------------------------------------------------


                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


DELAWARE                           0-24708                      47-0702918
------------------------------------------------------------------------------
(State or other                   (Commission                 (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                        10228 "L" Street, Omaha, NE 68127
                        ---------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)





ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

AMCON Distributing Company ("AMCON"), a Delaware corporation, Food For Health Company, Inc. ("FFH"), an Arizona corporation, FFH Holdings, Inc. ("Holdings") a Delaware corporation and Prudential Venture Partners II L.P. ("Prudential") are parties to a Stock Purchase Agreement dated November 3, 1997 (the "Stock Purchase Agreement").

On November 10, 1997, upon terms set forth in the Stock Purchase Agreement, AMCON completed its purchase of all of the outstanding stock of FFH for a purchase price of $4.4 million. There are no material relationships between AMCON, Holdings and Prudential and the purchase price was determined by arm's-length negotiations. Funding for the acquisition was provided through borrowings under a loan agreement with LaSalle National Bank (the "Loan").
The amount of the Loan was $4.5 million. Costs and expenses associated with the acquisition will also be paid from the Loan proceeds. The Loan is secured by the stock of FFH and a personal Guaranty from the Chairman of AMCON.

On November 18, 1997, AMCON issued a press release announcing that the acquisition of FFH pursuant to the Stock Purchase Agreement had been completed. The press release is filed herewith as an exhibit and incorporated herein by reference.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORM FINANCIAL INFORMATION AND EXHIBITS

         (a)       Financial Statements of Business Acquired


FOOD FOR HEALTH CO., INC.
(A wholly-owned subsidiary of
FFH Holdings, Inc.)

Financial Statements

May 25, 1997 and May 26, 1996
(With Independent Auditors' Report Thereon)




Independent Auditors' Report

The Board of Directors
Food for Health Co., Inc.:

We have audited the accompanying balance sheets of Food for Health Co., Inc. (a wholly-owned subsidiary of FFH Holdings, Inc.) as of May 25, 1997 and May 26, 1996, and the related statements of operations, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Food for Health Co., Inc. as of May 25, 1997 and May 26, 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


KPMG Peat Marwick LLP


June 27, 1997






FOOD FOR HEALTH CO., INC.
(A wholly-owned subsidiary of
FFH Holdings, Inc.)

Balance Sheets
May 25, 1997 and May 26, 1996

             Assets                                 1997          1996
                                                -----------    -----------
Current assets:
  Cash                                          $    17,880    $    13,441
  Accounts receivable, net of allowance for
   doubtful accounts and sales returns of
   $287,029 in 1997 and $239,000 in 1996          2,814,829      2,264,718
  Inventories (note 1)                            3,957,827      4,000,120
  Prepaid expenses                                  177,745        119,366
  Other receivables                                   3,452          8,744
                                                -----------    -----------
        Total current assets                      6,971,733      6,406,389
                                                -----------    -----------
Equipment and leasehold improvements,
 less accumulated depreciation and
 amortization (notes 1, 3, 5 and 6)                 745,177        850,858
Other assets                                         43,862         36,547
                                                -----------    -----------
                                                $ 7,760,772    $ 7,293,794
                                                ===========    ===========
Liabilities and Shareholder's Equity

Current liabilities:
  Revolving credit facility (note 4)            $ 2,915,195    $ 2,830,200
  Current portion of note payable (note 5)           70,000         92,791
  Accounts payable                                1,589,134      1,601,503
  Accrued expenses                                  557,971        567,867
  Other current liabilities                           6,315          3,460
                                                -----------    -----------
        Total current liabilities                 5,138,615      5,095,821
                                                -----------    -----------

Deferred rent                                       431,856        434,437
Long-term portion of note payable (note 5)          110,833        180,833

Shareholder's equity:
  Common stock, $1 par value; authorized
   1,000,000 shares; issued and
   outstanding 28,500 shares                         28,500         28,500
  Additional paid-in capital                      2,426,090      2,471,090
  Accumulated deficit                              (375,122)      (916,887)
                                                -----------    -----------
      Total shareholder's equity                  2,079,468      1,582,703

Commitments (note 6)
                                                -----------    -----------

                                                $ 7,760,772    $ 7,293,794
                                                ===========    ===========

See accompanying notes to financial statements.



FOOD FOR HEALTH CO., INC.
(A wholly-owned subsidiary of
FFH Holdings, Inc.)

Statements of Operations

Years ended May 25, 1997 and May 26, 1996

                                             1997             1996
                                         ------------     ------------
Net sales                                $ 36,397,794     $ 34,848,248
Cost of sales                              27,520,497       26,384,569
                                         ------------     ------------
         Gross profit                       8,877,297        8,463,679
                                         ------------     ------------

Operating expenses:
  Delivery                                  2,583,737        2,444,835
  Warehouse                                 2,629,158        2,613,917
  Marketing                                 1,261,842        1,261,991
  General and administrative                1,480,684        1,480,833
                                         ------------     ------------
                                            7,955,421        7,801,576
                                         ------------     ------------

        Income from operations                921,876          662,103
                                         ------------     ------------

Other income (expense):
  Interest expense                           (382,004)        (358,328)
  Other, net                                    1,893          (79,298)
                                         ------------     ------------
                                             (380,111)        (437,626)
                                         ------------     ------------

         Net income                      $    541,765     $    224,477
                                         ============     ============

See accompanying notes to financial statements.





FOOD FOR HEALTH CO., INC.
(A wholly-owned subsidiary of
FFH Holdings, Inc.)

Statements of Shareholder's Equity

Years ended May 25, 1997 and May 26, 1996

                            Common Stock       Additional
                       --------------------      Paid-In      Accumulated
                         Shares     Amount       Capital         Deficit         Total
                       ---------   --------    -----------    ------------    -----------
Balance,
  May 28, 1995            28,500   $ 28,500    $ 2,516,090    $ (1,141,364)   $ 1,403,226

Dividends to parent            -          -        (45,000)              -        (45,000)

Net income                     -          -              -         224,477        224,477
                       ---------   --------    -----------    ------------    -----------
Balance,
  May 26, 1996            28,500     28,500      2,471,090        (916,887)     1,582,703

Dividends to parent            -          -        (45,000)              -        (45,000)

Net income                     -          -              -         541,765        541,765
                        --------   --------    -----------    ------------    -----------
Balance,
  May 25, 1997            28,500   $ 28,500    $ 2,426,090    $   (375,122)   $ 2,079,468
                       =========   ========    ===========    ============    ===========


See accompanying notes to financial statements.




FOOD FOR HEALTH CO., INC.
(A wholly-owned subsidiary of
FFH Holdings, Inc.)

Statements of Cash Flows

Years ended May 25, 1997 and May 26, 1996

                                                      1997          1996
                                                   ----------    ----------
Cash flows from operating activities:
  Net income                                       $  541,765    $  224,477
  Adjustments to reconcile net income
   to net cash provided by (used in)
   operating activities:
   Depreciation and amortization                      188,918       255,131
   Provision for losses on doubtful
     accounts and sales returns                        48,029        20,101
   Loss on disposal of equipment and
     leasehold improvements                             6,687             -
   Changes in assets and liabilities:
     (Increase) in accounts receivable               (598,141)     (359,486)
     (Increase) decrease in inventories                42,293      (828,179)
     (Increase) decrease in prepaid expenses
       and other assets                               (65,694)       41,516
     (Increase) decrease in other receivables           5,292        (3,660)
     Increase (decrease) in accounts payable
      and accrued expenses                            (22,265)       69,500
     Increase (decrease) in other current
      liabilities                                       2,855          (288)
     Increase (decrease) in deferred rent              (2,581)       88,283
                                                   ----------    ----------
          Total adjustments                          (394,607)     (717,082)
                                                   ----------    ----------
          Net cash provided by (used in)
           operating activities                       147,158      (492,605)
                                                   ----------    ----------
Cash flows from investing activities:
  Purchases of equipment and leasehold
   improvements                                       (89,923)      (45,381)
                                                   ----------    ----------
          Net cash used in investing
           activities                                 (89,923)      (45,381)
                                                   ----------    ----------

Cash flows from financing activities:
  Net borrowings on revolving credit facility          84,995       689,615
  Principal payments on note payable                  (70,000)      (70,000)
  Payments on capital lease obligation                (22,791)      (35,447)
  Dividends to parent                                 (45,000)      (45,000)
                                                   ----------    ----------
          Net cash provided by (used in)
           financing activities                       (52,796)      539,168
                                                   ----------    ----------
Net increase in cash                                    4,439         1,182

Cash at beginning of year                              13,441        12,259
                                                   ----------    ----------
Cash at end of year                                $   17,880    $   13,441
                                                   ==========    ==========

Supplemental disclosure of cash flow information:

Cash paid during the year for interest             $  385,226    $  356,732
                                                   ==========    ==========

See accompanying notes to financial statements.




FOOD FOR HEALTH CO., INC.
(A wholly-owned subsidiary of
FFH Holdings, Inc.)

Notes to Financial Statements

May 25, 1997 and May 26, 1996

(1)  Description of Business and Summary of Significant Accounting Policies

Description of Business

Food for Health Co., Inc. (the Company) is an Arizona Corporation which operates as a wholesale distributor of health food and related products throughout the southwestern and western states. The Company is a wholly-owned subsidiary of FFH Holdings, Inc.(Holdings).

Summary of Significant Accounting Policies

   Inventories

Inventories consist of merchandise purchased for resale and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

   Equipment and Leasehold Improvements

Equipment and leasehold improvements are stated at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful life of the related asset.

   Impairment of Assets

The Company accounts for long-lived assets under Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. The impairment of goodwill and other long-lived assets would be recognized if the expected future net cash flows (undiscounted and without interest charges) of the related businesses are less than the carrying amounts of the assets. No impairment existed in 1997 or 1996.

   Fiscal Year-end

The Company operates under a 52/53 week period with its fiscal year-end falling on the Sunday nearest May 31 which conforms with its parent's year-end.

   Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company is included in the consolidated Federal and State tax returns filed by its parent.

   Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)  Liquidity

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has net cash provided from operating activities of $153,710 for the year ended May 25, 1997. The Company's business plan calls for the generation of sales and the use of the revolving credit facility, which provides for maximum borrowings not to exceed the lesser of $6,000,000 or the sum of 85% of eligible accounts receivable plus 50% of eligible inventory, both as defined in the agreement. Management believes this will be adequate to provide the Company with operating cash flow and to meet its current obligations and to continue its existence.

(3)  Equipment and Leasehold Improvements

     The following is a summary of equipment and leasehold improvements, at cost, less accumulated depreciation and amortization:
                                            1997            1996
                                        ------------    ------------
     Warehouse equipment                $  1,141,132    $  1,124,525
     Leasehold improvements                  183,090         183,090
     Computer equipment and software         452,651         422,736
     Office equipment                        425,125         445,747
     Packaging equipment                       4,562           4,562
     Automotive equipment                     33,254           9,781
                                        ------------    ------------
                                           2,239,814       2,190,441
     Less accumulated depreciation
       and amortization                   (1,494,637)     (1,339,583)
                                        ------------    ------------
                                        $    745,177    $    850,858
                                        ============    ============

(4)  Revolving Credit Facility

The Company has a revolving credit facility from a financial institution providing for maximum borrowings not to exceed the lesser of $6,000,000 or the sum of 85% of eligible accounts receivable plus 50% of eligible inventory, both as defined in the agreement. Amounts outstanding under the facility bear interest at the prime rate plus 1.25% which is payable monthly. The Company is required to pay a commitment fee of .25% of the difference between $4,000,000 and the borrowings under the facility. The revolving credit facility expires in February 1999 and is renewable under certain conditions.

Under the terms of the revolving credit facility, the Company is required to maintain and is in compliance with certain working capital, net worth and profit levels. Payment of dividends is restricted to certain reimbursement of taxes, interest, and other administrative costs.

The indebtedness of the Company under this financing agreement is guaranteed by Holdings. The borrowings are secured by virtually all the assets of the Company.

(5)  Note Payable

The Company's note payable consists of a $180,833 note to a financial institution payable in equal monthly installments of $5,833 plus monthly interest at the prime rate plus 1.25%. This note is secured by certain warehouse equipment. The aggregate maturities of the note payable for each of the three fiscal years subsequent to May 25, 1997 are as follows: 1998, $70,000; 1999, $70,000; and 2000, $40,833.

(6)  Leases

The Company has entered into various noncancellable operating leases for warehouses, office space, computer equipment, delivery vehicles and other automotive equipment for periods ranging from one to 15 years. The delivery vehicle leases require minimum weekly rentals plus mileage charges, and each contract under the lease may be terminated at each anniversary date with sixty days notice. No contract may be terminated in the first year.

During the years ended May 25, 1997 and May 26, 1996, $1,392,999 and $1,325,333 in rent expense for office and warehouse facilities, computer equipment and delivery vehicles was charged to operations.

Future minimum lease payments under noncancellable operating leases (with initial or remaining lease terms in excess of one year) as of May 25, 1997 are:

       Year ending May 31:
            1998                        $ 1,167,000
            1999                          1,161,779
            2000                          1,157,865
            2001                            934,633
            2002                            987,540
         Thereafter                       3,533,887
                                        -----------
                                        $ 8,942,704
                                        ===========

(7)  Income Taxes

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at May 25, 1997 and May 26, 1996 are presented below:

                                                 1997           1996
                                                ----------     ----------
     Deferred tax assets:
      Accounts receivable, principally due
        to allowance for doubtful accounts
        and sales returns                       $  114,812     $   95,600
      Inventories, principally due to
        inventory reserve for obsolescence
        and uniform capitalization adjustment      113,513        113,112
      Rent leveling                                175,268        175,159
      Net operating loss carryforwards             292,993        547,252
      Other                                         89,180        109,266
                                                ----------     ----------
           Total gross deferred tax assets         785,766      1,040,389

      Less valuation allowance                    (552,281)      (802,781)
                                                ----------     ----------
           Net deferred tax assets                 233,485        237,608
                                                ----------     ----------
      Deferred tax liabilities:
        Equipment, principally due to
          depreciation                            (207,709)      (213,100)
        Other                                      (25,776)       (24,508)
                                                ----------     ----------
           Total gross deferred tax
            liabilities                           (233,485)      (237,608)
                                                ----------     ----------

           Net deferred taxes                   $        -     $        -
                                                ==========     ==========

The decrease in the valuation allowance in 1997 and 1996 was $250,500 and $143,413, respectively. Management has determined that a valuation allowance is necessary since the Company has only had two years of taxable income and it cannot be determined that it is more likely than not the deferred tax assets will be realized by the Company.

Tax expense for income generated in 1997 has been offset by the utilization of net operating loss carryforwards. Total income taxes differed from the amounts computed by applying the U.S. Federal income tax rate of 34 percent in 1996 and 1995 to income before income taxes as follows:

                                                 1997           1996
                                              ----------     ----------

   Computed expected tax expense              $  184,200     $   76,322

   (Increase) reduction in income taxes
     resulting from:
       State income taxes, net of Federal
        benefit                                   27,088         11,224
       Meals and entertainment disallowance       10,855         12,342
       Officer life insurance premium              2,720          2,720
       Net operating loss carryforward
        utilized                                (224,863)      (102,608)
                                              ----------     ----------
                                              $        -     $        -
                                              ==========     ==========

At May 25, 1997, the Company has a tax net operating loss carryforward of approximately $800,000 in accordance with its tax sharing agreement with its parent which can be used to offset future taxable income. If not used to offset future taxable income, this loss carryforward will begin to expire in 2006.

(8)  Defined Contribution Plan

The Company has a defined contribution 401(k) tax deferred savings plan covering all eligible employees. Company contributions to the Plan for 1997 and 1996 totaled $3,396 and $3,137, respectively, which represents a match of 25% of a participant's contributions for the year. The Company's matching contribution is limited to the lesser of 25% of a participant's contribution up to a maximum participant's contribution of 3% or $400.

(9)  Business and Credit Concentrations

One customer accounted for 10% and 15% of net sales for the years ended May 25, 1997 and May 26, 1996, respectively.



         (b)       Pro Forma Financial Information


                                    AMCON Distributing Company
                                       Pro Forma Condensed
                                     Combined Balance Sheet
                                       September 30, 1997
                                          (Unaudited)

                                             AMCON           FFH           Pro Forma         Pro Forma
                                           Historical     Historical      Adjustments         Combined
                                          -----------     ----------      ------------      -----------
             ASSETS
Current assets:
 Cash                                     $    26,973     $     3,500     $         -       $    30,473
 Marketable securities                        127,786               -               -           127,786
 Accounts receivable                       10,788,979       2,796,410               -        13,585,389
 Note and interest receivable
  from officer                                130,795               -               -           130,795
 Inventories                                7,183,245       3,431,179               -        10.614.424
 Deferred income taxes                        119,017               -               -           119,017
 Other                                         84,616         178,306               -           262,922
                                          -----------     -----------     -----------       -----------
     Total current assets                  18,461,411       6,409,395               -        24,870,806

Fixed assets, net                           3,608,891         710,267         200,000 (1)     4,519,158
Investments                                   560,250               -               -           560,250
Other assets                                  866,749           8,656       2,243,629 (2)     3,119,034
                                          -----------     -----------     -----------       -----------

                                          $23,497,301     $ 7,128,318     $ 2,443,629       $33,069,248
                                          ===========     ===========     ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
 Accounts payable                         $ 4,764,816     $ 1,358,699     $         -       $ 6,123,515
 Accrued expenses                             906,282         353,795         130,000 (3)     1,390,077
 Accrued wages, salaries
   and bonuses                                719,962               -               -           719,962
 Income taxes payable                         579,802               -               -           579,802
 Current portion of
   long-term debt                             332,338          70,000         900,000 (4)     1,302,338
 Revolving credit facility                          -       2,641,526               -         2,641,526
                                          -----------     -----------     -----------       -----------
     Total current liabilities              7,303,200       4,424,020       1,030,000        12,757,220
                                          -----------     -----------     -----------       -----------

Deferred income taxes                         195,458               -               -           195,458
Deferred rent                                       -         430,427               -           430,427
Long-term debt, less
  current portion                           8,790,524          87,500       3,600,000 (4)    12,478,024

Shareholders' equity:
 Preferred stock                                    -               -               -                 -
 Common stock                                  24,500          28,500         (28,500)(5)        24,500
 Additional paid-in capital                 2,213,828       2,426,090      (2,426,090)(5)     2,213,828
 Unrealized gain on investments
   available-for-sale                         237,503               -               -           237,503
 Retained earnings                          4,732,603        (268,219)        268,219 (5)     4,732,603
                                          -----------     -----------     -----------       -----------
                                            7,208,434       2,186,371      (2,186,371)        7,208,434
Less treasury stock                              (315)              -               -              (315)
                                          -----------     -----------     -----------       -----------

     Total shareholders' equity             7,208,119       2,186,371      (2,186,371)        7,208,119
                                          -----------     -----------     -----------       -----------

                                          $23,497,301     $ 7,128,318     $ 2,443,629       $33,069,248
                                          ===========     ===========     ===========       ===========


 See accompanying notes to the Pro Forma Condensed Financial Statements.



                              AMCON Distributing Company
                                 Pro Forma Condensed
                             Combined Statement of Income
                       for the year ended September 30, 1997
                                    (Unaudited)


                                            AMCON           FFH          Pro Forma          Pro Forma
                                          Historical     Historical     Adjustments          Combined
                                        -------------   ------------   -------------       ------------

Sales                                   $178,990,978    $ 37,073,791    $          -       $216,064,769

Cost of sales                            159,434,631      28,011,267               -        187,445,898
                                        ------------    ------------    ------------       ------------
     Gross profit                         19,556,347       9,062,524               -         28,618,871

Selling, general and administrative
 expenses                                 15,883,969       7,851,450               -         23,735,419
Depreciation and amortization                868,744         188,918         139,117 (6)      1,196,779
                                        ------------    ------------    ------------       ------------

     Income from operations                2,803,634       1,022,156        (139,117)         3,686,673
                                        ------------    ------------    ------------       ------------

Other expense (income):
 Interest expense                            867,327         367,322         315,850 (7)      1,550,499
 Other income, net                        (1,352,733)        (29,052)              -         (1,381,785)
                                        ------------    ------------    ------------       ------------
Income before income taxes                 3,289,040         683,886        (454,967)         3,517,959

Income tax expense                         1,348,506               -        (140,159) (8)     1,208,347
                                        ------------    ------------    ------------       ------------

Net income attributable
 to common shareholders                 $  1,940,534    $    683,886    $   (314,808)      $  2,309,612
                                        ============    ============    ============       ============

Earnings per common and common
 equivalent share attributable
 to common shareholders                        $0.79                                              $0.94
                                        ============                                       ============

Weighted average common and common
equivalent shares outstanding              2,452,927                                          2,452,927
                                        ============                                       ============


See accompanying notes to the Pro Forma Financial Statements.





                         AMCON Distributing Company

                   Notes to Pro Forma Financial Information

Basis of Presentation:

The accompanying unaudited balance sheet and income statement give effect to the purchase of all of the outstanding common stock of Food For Health Company, Inc. ("FFH")as of September 30, 1997 and October 1, 1996, respectively. The pro forma financial information are not necessarily indicative of future results or the results that would have occurred had these transactions actually occurred on October 1, 1996. It is suggested that this financial information be read in conjunction with the Company's annual report for the years ended September 30, 1997 and 1996, respectively. The historical financial information for FFH is as of September 14, 1997 and the 52 weeks ended September 14, 1997.

The acquisition of FFH will be accounted for under the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values. It is the Company's intention to more fully evaluate the acquired assets and, as a result, the allocation of the purchase price among the tangible and intangible assets acquired may change.

Pro Forma Adjustments:

Pro forma adjustments to the historical financial information reflect adjustments associated with recording fixed assets at their fair values and to include all expenses associated with the acquisition of FFH. Pro forma adjustments related to the income statement have been provided assuming the acquisition was consummated on October 1, 1996. Pro forma adjustments are as follows:

(1) To record fixed assets at their approximate fair values.

(2) To record goodwill and debt issue costs associated with the purchase of FFH. The following is a summary of the adjustment to goodwill and other intangibles:

          Purchase price                             $4,400,000
           Acquisition and debt financing costs          230,000
           Increase in fair value of fixed assets       (200,000)
           Net assets acquired                        (2,186,371)
                                                      ----------
           Goodwill and other intangibles             $2,243,629
                                                      ==========

(3) To record liability for debt issue costs associated with the acquisition of FFH.

(4) To record bank debt associated with the acquisition of FFH.

(5) To eliminate the equity of FFH.

(6) To record depreciation expense on fixed assets and amortization expense for debt issue costs and goodwill related to the FFH acquisition. Goodwill will be amortized over 25 years.

(7) To record additional interest expense associated with the debt incurred to finance the purchase of FFH. The interest expense was calculated based on the Company's current borrowing rate on this loan of 7.75%. A change of 1/8% in the interest rate would affect interest income by $5,095 for the year ended September 30, 1997.

(8) To record the tax effect of the pro forma adjustments, except non-deductible goodwill, at the marginal effective rate of 41%.


         (c)       Exhibits

                   The following items are filed as exhibits to this report:


         EXHIBIT NO.       DESCRIPTION

         2.1 Stock Purchase Agreement, dated November 3, 1997, by and among AMCON Distributing Company, Food For Health Company, Inc., FFH Holdings, Inc. and Prudential Venture Partners II L.P.

         10.1 Loan agreement, dated November 10, 1997, between AMCON Distributing Company and LaSalle National Bank

         10.2 Note, dated November 10, 1997, between AMCON Distributing Company and LaSalle National Bank

         99.1 Press release, dated November 18, 1997, issued by AMCON Distributing Company





                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)



Date:     December 31, 1997     By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Treasurer & Chief Financial
                                           Officer




                                 EXHIBIT INDEX
                                 -------------

Exhibit          Description

2.1 Stock Purchase Agreement, dated November 3, 1997, by and among AMCON Distributing Company, Food For Health Company, Inc., FFH Holdings, Inc. and Prudential Venture
                 Partners II L.P.

10.1             Loan agreement, dated November 10, 1997, between
                 AMCON Distributing Company and LaSalle National
                 Bank

10.2 Note, dated November 10, 1997, between AMCON Distributing Company and LaSalle National Bank

99.1             Press release. dated November 18, 1997, issued by AMCON
                 Distributing Company